Exhibit 10.9

               JOINT PRODUCT EXPLOITATION AND MARKETING AGREEMENT

     This Joint Product Exploitation and Marketing Agreement ("Agreement") is made and entered into as of October 2, 2002, by and between ALSTOM Power Inc. ("ALSTOM"), a Delaware corporation, acting by and through its Environmental Control Systems Division, having offices located at 1409 Centerpoint Boulevard, Knoxville, Tennessee 37933, and ADA Environmental Solutions LLC ("ADA-ES") a Colorado limited liability company, having its principal place of business at 8100 South Park Way, B-2, Littleton, CO 80120. (ADA-ES and ALSTOM are sometimes collectively referred to herein as the "Parties" and individually as a "Party").

                                    RECITALS

     WHEREAS, ADA-ES represents that it possesses the rights to certain carbon based technology utilized in the control of mercury generated from the combustion of fossil fuels, and ADA-ES further represents that it owns certain intellectual property and has rights under certain patents pending both of which pertain to certain carbon based technology, as well as related technical information and improvements relating to those patents pending;

     WHEREAS, ALSTOM represents that it possess marketing and process knowledge in the air pollution control industry and desires to exploit said certain carbon based technology of ADA-ES, and that ALSTOM wishes to obtain, and ADA-ES is willing to grant, certain marketing rights with respect to said certain carbon based technology of ADA-ES, all as more specifically set forth herein; and

     WHEREAS, the Parties presently desire to jointly exploit certain mercury removal processes and products; and further presently desire to thereafter jointly market such processes and products, all as more specifically set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.0 Definitions. Unless otherwise defined or stated, "days" shall mean calendar days, and the following terms shall have the meanings stated below:

1.1 "Affiliate" means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

1.2 "Mercury Control Package", hereafter referred to as "MCP", shall include the carbon storage, feed and distribution equipment and/or supply of activated carbon, mercury CEM, and ash recovery/recycling technology that ADA shall supply, and the technical and functional specifications of which are further identified in the Division of Work set forth in Schedule 1.

1.3 "Environmental Control System", hereafter referred to as "ECS", means any system, item of equipment or component and, any method for manufacturing such system, item of equipment or component, having as its primary function the control (including the elimination, reduction or conversion) of emissions of any of the various components of post-combustion flue gas generated from fossil

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fueled power plants, all as ALSTOM shall supply, and the technical and functional specifications of which are further identified in the Division of Work set forth in Schedule 1. Such ECS includes, but is not limited to desulphurization systems, wet and dry scrubbers, selective catalytic converter systems, and particulate collection devices. Such ESC specifically excludes the MCP.

1.4 "Industrial" means any power plant owned or operated by a publicly or privately held industrial entity generating power primarily for its own use, notwithstanding the ancillary sale of excess power to a Utility.

1.5 "Intellectual Property" means any and all patents pending, trade secrets, confidential or proprietary information, copyrights, trademarks, know-how, inventions, processes, or algorithms of a Party associated with certain mercury removal processes and products as specified herein. ADA Intellectual Property that pertains to certain carbon based technology utilized in the control of mercury generated from the combustion of fossil fuels, and specifically the Mercury Control Package, is detailed in Schedule 2.

1.6 "Intellectual Property Rights" means any and all rights existing now or in the future related to the Intellectual Property and arising under patent law, copyright law, industrial design rights law, semiconductor chip and mask work protection law, trade secret law, trademark law, unfair competition law, and any and all similar proprietary rights as may be in effect from time to time during the term of this Agreement, and any and all renewals, extensions, and restorations thereof, now or hereafter in force and effect worldwide.

1.7 "Licensed Rights" means the rights and licenses granted by and between the Parties pursuant to any Marketing License, internal use license, trademark license and/or any other license granted pursuant to the terms of this Agreement as set forth in Section 3.

1.8 "Marketing License" means the license under ADA-ES' Intellectual Property and Intellectual Property Rights granting ALSTOM the right to market, demonstrate, distribute, or sell MCP to third party end users, subject to the other limitations in this Agreement.

1.9 "Joint Intellectual Property" means any and all confidential or proprietary information, know-how, inventions, processes, or algorithms resulting from work done jointly by the Parties under this Agreement. Those joint developments shall be done either as a project jointly executed or agreed upon joint research and development.

1.10 "Joint Intellectual Property Rights" means any and all intellectual property rights that are directed to the Joint Intellectual Property and that result from work done jointly by the Parties under this Agreement, and which also arise under patent law, copyright law, industrial design rights law, semiconductor chip and mask work protection law, trade secret law, trademark law, unfair competition law, and any and all similar proprietary rights as may be in effect from time to time during the term of this Agreement, and any and all renewals, extensions, and restorations thereof, now or hereafter in force and effect worldwide.

1.11 "Utility" means any regulated or non-regulated entity (depending on the industry structure), other than an Industrial entity, that owns, operates and maintains power generation plants and has as its primary business the providing of electric energy to end use customers. For avoidance of doubt, a Utility does include the Tennessee Valley Authority, but does not include any other federal power marketing agencies.

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1.12 "Waste-to-Energy" means a power plant burning municipal solid waste or other refuse related fuel to generate electricity for sale other than primarily to an Industrial entity.


2.0 Duties and Capabilities.

2.1 Immediately upon entering into this Agreement, the Parties agree that they will meet for the purposes of determining the nature of the information (proprietary, confidential or otherwise) and such Intellectual Property that shall be exchanged there between them such that the Parties may commence to generate marketing plans and sales objectives, and to identify other activities relating to the exploitation of the MCP that are required to meet the objectives of this Agreement.

2.2 The principal objective of this Agreement shall be to maximize, through the exploitation of the MCP, the sale and use of carbon based technology for the removal of mercury from the flue gas generated from fossil fired Utility and Industrial facilities, as well as the flue gas generated from Waste-to-Energy facilities.

2.3 Recognizing that both Parties each possess information related to the removal of mercury from the flue gas generated from the combustion of fossil fuels, the Parties intend to exchange between them such information as the disclosing Party deems to be appropriate for the purposes of optimizing the market impact and penetration of the MCP offered for sale in concert with an ECS as contemplated in Section 4.0. Such information to be exchanged between the Parties shall include, and ADA-ES agrees that it shall disclose to the extent allowed under its DOE contracts, raw data pertaining to mercury removal efficiencies in ESPs and fabric filters generated from DOE and EPA sponsored projects including test protocols, analytical lab reports, and any other information reasonably requested by ALSTOM to support commercial guarantees in joint commercial offerings of the MCP and ECS.

2.4 ADA-ES possesses the capability to provide carbon products capable of meeting the specifications required for the employment thereof with the MCP.

2.5 ALSTOM possesses the expertise to supply ECS for the removal of pollutants from the flue gas generated from the combustion of fossil fuels.

2.6 ADA-ES and ALSTOM shall jointly exploit their combined resources and technologies in such a way as to maximize the share to be obtained jointly of the market for the removal of mercury from the flue gas generated from the combustion of fossil fuels.

2.7 The rights and obligations of the Parties under this Agreement, including but not limited to any licenses granted by and between the Parties in Section 3, shall be pursued and effective in the global territory defined to include all geographic areas worldwide for Industrial, Utility and power plant applications.

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3.0 Grant.

3.1 The Parties acknowledge that the marketing of the MCP shall be a joint effort.

     3.1.1 Notwithstanding any licenses that may be granted by one Party to the other Party, each Party shall retain ownership of all of its respective Intellectual Property in existence as of the Effective Date of this Agreement, all associated documentation, all related modifications and derivative works, and all Intellectual Property Rights related thereto. Neither Party's services that may be rendered hereunder to the other Party shall be deemed a "work made for hire" for such other Party under applicable copyright laws.

     3.1.2 Joint Intellectual Property shall be jointly owned, except to the extent that such Joint Intellectual Property pertains to the MCP per se that ADA-ES is capable of providing, it shall be owned by ADA-ES; and to the extent that such Joint Intellectual Property pertains to the ECS per se that ALSTOM has the expertise to supply, such Joint Intellectual Property shall be owned by ALSTOM. Similarly, the Joint Intellectual Property Rights for the Joint Intellectual Property, which is owned by ADA-ES, shall be owned by ADA-ES, and the Joint Intellectual Property Rights for the Joint Intellectual Property, which is owned by ALSTOM, shall be owned by ALSTOM.

3.2 Licenses. Subject to the licensing restrictions and reservation of rights contained herein, each of the Parties intends to commercially exploit the MCP and the Intellectual Property relating thereto. Therefore, to the extent required in order to effect such commercial exploitation of the MCP, each of the Parties grants to the other Party the licensing rights set forth below.

     3.2.1 ADA-ES Grants. ADA-ES hereby grants to ALSTOM:

     (a) Marketing License. An Exclusive Marketing License under ADA-ES' Intellectual Property specifically directed to the MCP (including Joint Intellectual Property created during the term of this Agreement and owned by ADA-ES for the MCP) to the extent necessary for the commercial use and exploitation by ALSTOM of the MCP.

     (b) Additionally, ADA-ES grants to ALSTOM a limited, royalty-free license under ADA-ES' Intellectual Property to use certain of ADA-ES' Intellectual Property in order for ALSTOM to exploit as contemplated by this Agreement the MCP.

     3.2.2 ALSTOM Grants. ALSTOM hereby grants to ADA-ES:

     (a) Marketing License. An Exclusive Marketing License under ALSTOM's Intellectual Property specifically directed to the MCP (including Joint Intellectual Property created during the term of this Agreement and owned by ALSTOM for the MCP) to the extent necessary for the commercial use and exploitation by ADA-ES of the MCP.

     (b) Additionally, ALSTOM grants to ADA-ES a limited, royalty-free license under ALSTOM's Intellectual Property to use certain of ALSTOM's Intellectual Property in order for ADA-ES to exploit as contemplated by this Agreement the MCP.

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3.3 This exclusive marketing and exploitation relationship shall be exclusive except;

     3.3.1 In those cases where after diligent effort the proposed client will not accept the ECS that ALSTOM proposes to supply to the client or the proposed client will not accept the MCP that ADA-ES proposes to provide to the client. In such an event, the Party that is acceptable to the customer may pursue its own limited scope on an individual basis.

     3.3.2 Sales of the MCP only that do not include ECS. ADA-ES shall be free to respond to requests for quotations for MCPs and to supply MCPs to any Industrial, Utility and power plant applications for engineering companies and other air pollution control vendors where the request and supply by ADA-ES does not include ECS.

     3.3.3 Sales of ECS only that do not include the MCP. ALSTOM shall be free to respond to requests for quotations for ECS and to supply ECSs to any Industrial, Utility and power plant applications for engineering companies and other air pollution control vendors where the request and supply by ALSTOM does not include MCP.

     3.3.4 Prior business relationships, if any, as designated in attached
     Schedule 3. After execution of the Agreement, any additional exclusions will be mutually agreed upon between the parties through the designated marketing channels as they are identified.

4.0 Joint Commercial Offerings

4.1 The Parties agree that ALSTOM shall take the lead in preparing a proposal to the client for joint commercial offerings of the MCP packaged with an ECS, provided however, if particular circumstances indicate for a specific project that this is not the most advantageous approach to achieve a sale, then the Parties will mutually decide if ADA-ES will be the lead Party, or an alternate approach will be followed, for purposes of submitting such proposal to the client for such project.

4.2 Each Party will cooperate with the other Party in determining the appropriate division of work between the Parties, and in supplying the client with the required ECS and services in the case of ALSTOM and in providing the client with the required MCP in the case of ADA-ES to meet the client's specifications and/or requirements. Each party shall be fully responsible for the performance and deficiencies of its respective scope of supply as set forth in the division of work in Schedule 1. The Parties further agree that for each particular joint commercial offering, (i) each Party shall adapt and refine, as appropriate, its respective division of work based on the form in Schedule 1 for the specific requirements of the customer and project (e.g. coal type, gas flow and duct design); and (ii) commercial terms and conditions as between the Parties, including any warranties, guarantees, and remedies and limitations for any breaches thereto, shall be mutually agreed upon in a subcontract or other definitive agreement executed by the Parties. Such agreement between the Parties shall be entered into with due consideration of the respective terms and

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conditions in the sales agreement with the customer which results from the joint commercial offering. Notwithstanding the foregoing and for the avoidance of doubt, nothing contained herein shall require a Party to commit to or be obligated to perform any particular term of sale that it does not agree to offer or to be bound by as evidenced by the subcontract or other definitive agreement between the Parties, or as otherwise indicated in the joint commercial offering.

4.3 The non-lead Party will compile and submit to the lead Party for inclusion in the proposal to the client all technical information as well as warranty and guarantee information to the extent that all such information may be required from the non-lead Party, and the non-lead Party's pricing for the non-lead Party's scope of supply. Neither Party will make any changes to the other Party's scope of supply unless such action has been specifically agreed to in writing by both Parties prior to their submission of such proposal to the client.

4.4 Most Favorable Pricing discount. ADA-ES agrees that for all joint commercial offerings in which ADA-ES's scope will be offered as a subcontractor to ALSTOM, ADA shall provide ALSTOM with a discounted price on its scope of work equal to 5% less than the lowest price that ADA-ES would otherwise quote for the MCP such that, with the discount of 5%, ALSTOM receives the most favorable price from ADA-ES than any of its other customers who may be permitted to purchase an MCP directly from ADA-ES pursuant to paragraph 3.3 above, or from sales not otherwise precluded by virtue of this Agreement.

5.0 Exploitation

5.1 ALSTOM and ADA-ES plan to exploit potential applications for employing ECS and MCP for the removal of mercury from the flue gas generated from the combustion of fossil fuels. The Parties agree to meet at least annually to establish the goals for such exploitation for that year and, if appropriate, for subsequent years as well. Each Party agrees to fund its own portion of the effort involved in such exploitation work. The Parties shall also mutually agree on whether to seek third party exploitation funding and, if the Parties should so mutually agree, on the type of such funding and on the identity of the third party funding entity from whom such third party exploitation funding would be sought.

 5.2 Sales Objectives. The Parties agree to meet periodically to coordinate and select sales opportunities as well as to coordinate the joint sales and marketing activities of both Parties as contemplated in 5.1 above. Each Party shall be responsible for funding its own portion of the effort involved both in coordinating and selecting such sales opportunities and in coordinating such joint sales and marketing activities.

5.3 Auditing. No more than once per calendar year, each Party may employ an independent Third Party auditor to perform a reasonable inspection and audit of the books, records and systems of the other Party hereto to verify compliance by the other Party with this Exploitation Agreement. Notwithstanding the foregoing, the scope of the audit to be conducted by such independent Third Party auditor shall be limited to the other Party's performance under this Exploitation Agreement, and in particular the obligations set forth in Sections 3, 4, and 5, and the scope shall not be broadened to include unrelated business segments of the other Party or the other Party's global financial performance. The audited

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Party agrees to cooperate in such inspections and audits. All such audits by the independent Third Party auditor shall be conducted during normal business hours and with at least 7 days advance written notice from the auditing Party to the Party that is to be audited. Each Party shall bear its own costs and expenses in connection with the conducting of such an audit by such an independent Third Party auditor.

6.0 Term and Termination

6.1 Term. This Agreement shall become effective on October 2, 2002 ("Effective Date") and, shall remain in effect through October 2, 2007, unless terminated sooner in accordance with the terms set forth herein. The Agreement will automatically renew for a second five-year term unless terminated by one of the Parties.

6.2 Termination. In addition to any other termination right granted elsewhere herein, this Agreement:

     6.2.1 May be terminated upon the mutual agreement of the Parties;

     6.2.2 May be terminated by the non-breaching Party by written notice to the other Party if: (i) either Party commits a breach of any material provision hereof; (ii) notice is provided to the breaching Party specifying the nature of the material breach; and (iii) the breaching Party fails to take steps to cure the material breach within 30 days of receiving notice thereof from the other Party;

     6.2.3 May be terminated immediately upon notice, at the option of the Party not involved in the following: (i) if proceedings are commenced by or against a Party under the U.S. Federal Bankruptcy Code or any similar U.S. Federal or State laws for the relief of debtors and such proceedings are not dismissed within 60 days after the commencement thereof, or (ii) if there is an appointment of a trustee or receiver for a Party or a major part of a Party's assets and such trustee or receiver is not discharged within 60 days after the appointment thereof.

     6.2.4 May be terminated one (1) year after the Effective Date by either Party upon three (3) months prior written notice to the other Party.

6.3 Effect of Termination. Upon termination: (i) the obligations under Sections 7.0, 8.0 and 9.0 shall survive for 5 years after the termination of this Agreement; (ii) if termination of this Agreement results from the breach thereof by one of the Parties, the breaching Party shall cooperate and assist in transitioning to the nonbreaching Party the service and maintenance of all of the breaching Party's customers for the MCP; (iii) the breaching Party shall remove and return to the nonbreaching Party all copies of information in the breaching Party's possession relating to the MCP that the breaching Party has received from the nonbreaching Party under this Agreement; and (iv) the Receiving Party shall return to the Disclosing Party all Confidential Information received by the Receiving Party from the Disclosing Party under this Agreement.

6.4 Joint Property in Termination. If this Agreement is terminated for any reason, each Party shall have non-exclusive, royalty-free rights to themselves utilize any Joint Intellectual Property of the other Party, but shall not have the right to sublicense rights to, or otherwise permit the use of the other Party's Joint Intellectual Property by, third parties other than the licensee's Affiliates.

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7.0 Confidential Information

7.1 Confidential Information. In the course of carrying out this Agreement, one Party (the "Receiving Party") may be exposed to certain proprietary technologies, processes, software, trade secrets and/or know-how ("Confidential Information") of the other Party (the "Disclosing Party"). Confidential Information shall not include any information which: (i) was publicly known or made generally available in the public domain prior to the time of disclosure;
(ii) during the Term of this Agreement becomes publicly known or is made generally available to the public through no fault of the Receiving Party; (iii) is in the possession of the Receiving Party, without confidentiality restrictions, at the time of disclosure as shown by competent evidence; or (iv) is independently developed by the Receiving Party.

7.2 Limited Use. The Receiving Party agrees not to use any Confidential Information for any purpose except in accordance with this Agreement. The Receiving Party agrees not to disclose any Confidential Information to Third Parties or to employees of the Receiving Party, except to authorized Third Parties under this Agreement and to those employees of the Receiving Party for whom it is appropriate to disclose and permit the use of such Confidential Information for purposes of this. The Receiving Party shall not reverse engineer, disassemble, or decompile any of the Disclosing Party's software or technology, except as contemplated in this Agreement.

7.3 Maintenance of Confidentiality. The Receiving Party shall take all commercially reasonable measures to protect the secrecy of and avoid unauthorized disclosure and unauthorized use of the Confidential Information disclosed thereto by the Disclosing Party. Without limiting the foregoing, the Receiving Party shall take at least those measures that it takes to protect its own most highly confidential information. The Receiving Party shall reproduce any proprietary rights notices on any approved copies of Confidential Information in the same manner in which such notices were set forth in or on the original. The Receiving Party may disclose Confidential Information only to Third Parties authorized herein, provided that such Third Parties agree to be bound by obligations of confidentiality substantially identical to the obligation of confidentiality imposed upon the Receiving Party under this
Section 7.0 (Confidentiality).

8.0 Warranties, Covenants & Indemnification

8.1 Warranties & Covenants of ADA-ES. ADA-ES hereby represents and warrants and covenants to ALSTOM, and its successor and assigns, that:

     8.1.1 ADA-ES is the exclusive owner of its Intellectual Property or has licensing rights to its Intellectual Property and that it has the right to grant the Licensed Rights hereunder and that its Intellectual Property Rights do not prevent the performance by ADA-ES of its obligations hereunder. ADA-ES further warrants that it has not granted to any third party or to any ALSTOM competitor a license that conflicts with the Licensed Rights granted herein or executed an agreement, or otherwise made representations, that competes with the spirit of this Agreement by providing substantially the same benefits granted in Sections 3 and 4 to any third party or to any ALSTOM competitor;

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     8.1.2 ADA-ES has not received, nor, to the best of its knowledge, does there exist, any threat, demand or notice of claim from any person or entity asserting that ADA-ES' use of any of its Intellectual Property for the purposes contemplated by this Agreement constitutes any infringement, interference, violation, misappropriation, breach or wrongful use of the intellectual property rights of any other person or entity, and to the best of its knowledge, its Intellectual Property relating to the MCP does not infringe the intellectual property rights of any third party or any of ALSTOM's competitors;

     8.1.3 ADA-ES is not party to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer, or licensing by ADA-ES of its Intellectual Property that is subject to the provisions of this Agreement;

8.2 Warranties & Covenants of ALSTOM. ALSTOM hereby represents and warrants and covenants to ADA-ES, and its successor and assigns, that:

     8.2.1 ALSTOM is the exclusive owner of its Intellectual Property or has licensing rights to its Intellectual Property and that it has the right to grant the Licensed Rights hereunder. ALSTOM further warrants that it has not granted to any third party or ADA-ES competitor a license that conflicts with the Licensed Rights granted herein;

     8.2.2 ALSTOM has not received, nor, to the best of its knowledge, does there exist, any threat, demand or notice of claim from any person or entity asserting that ALSTOM's use of any of its Intellectual Property for the purposes contemplated by this Agreement constitutes any infringement, interference, violation, misappropriation, breach or wrongful use of the intellectual property rights of any other person or entity, and to the best of its knowledge, its Intellectual Property relating to the MCP does not infringe the intellectual property rights of any Third Party or any of ADA-ES' competitors;

     8.2.3 ALSTOM is not party to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer, or licensing by ALSTOM of its Intellectual Property that is subject to the provisions of this Agreement.

9.0  Indemnification.

9.1 In the event that either Party breaches any material term, representation, warranty, covenant or agreement in this Agreement, the breaching Party agrees to indemnify the other Party, its Affiliates, together with their respective directors, officers, employees, managers, agents and advisors ("Indemnified Parties") and hold them harmless from, against and with respect to any and all direct and actual losses arising out of such breach of any material term, representation, warranty, covenant or agreement.

9.2 In the event that a Party, in the exercise of the Party's granted rights hereunder, receives a claim accusing either Party of infringing the rights of a third party or competitor (collectively, a "Claim"), the Party receiving such Claim shall immediately provide written notice of such Claim to the other Party. The Party, ADA-ES or ALSTOM, as applicable, whose Intellectual Property is subject of the Claim, upon receipt of the other Party's written notice that it seeks indemnification therefrom, the Party whose Intellectual Property is the

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subject of the Claim shall indemnify the other Party and its Indemnified Parties with respect to such Claim or cause of action as follows: (i) the Party whose Intellectual Property is the subject of the Claim may defend the other Party and its Indemnified Parties against any legal action accusing infringement of such intellectual property rights, or (ii) the Party whose Intellectual Property is the subject of the Claim may obtain appropriate licenses for itself as well as for the other Party under such intellectual property rights. If the Party whose Intellectual Property is the subject of the Claim opts to defend, it shall pay all damages or settlements and control the legal defense to such Claim, including without limitation, attorney selection, strategy, discovery, trial, appeal, and settlement, and the other Party shall provide all commercially reasonable assistance requested by the Party whose Intellectual Property is the subject of the Claim, at the latter's cost and expense (with respect to reasonable out of pocket costs and expenses incurred by the other Party).

9.3 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OR ITS REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF INFORMATION, LOST OR DIMINISHED OPPORTUNITY COSTS, OR OTHER PECUNIARY LOSS) EVEN IN THE EVENT THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.0     Miscellaneous

10.1 Non-Transferable. Except as expressly provided herein, this Agreement may not be assigned by either Party without the other Party's prior written approval, except as part of a corporate reorganization, consolidation, merger or sale of substantially all assets, or all stock of the assigning Party, or to an Affiliate of the assigning Party, the assigning Party shall provide notice of such assignment to the other Party. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties.

10.2 Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by American Arbitration Association in accordance with its Commercial Arbitration Rules including the Emergency Interim Relief Procedures, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall have three arbitrators and shall be conducted in Knoxville, TN. Notwithstanding the foregoing, either Party may seek equitable relief for any breach or threatened breach of the confidentiality provisions of this Agreement in any court of competent jurisdiction.

10.3 Governing Laws. This Agreement shall be construed and governed in accordance with the substantive laws of the State of Tennessee, without regard to conflict of laws principles. Notwithstanding the foregoing Section 10.2, any arbitration conducted in accordance therewith shall be governed by the Federal Arbitration Act, 9 U.S.C., ss.ss. 1 et seq.

10.4 Notices. All notices under this Agreement must be in writing and transmitted to any officer of a Party through (i) personal service, or (ii) via certified mail, return receipt requested, addressed to the Party at the Party's address that is set forth at the beginning of this Agreement. Notice shall be effective upon personal service or delivery of the certified mail, as the case may be.

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10.5 Force Majeure. A Party shall not be liable for any delay or failure to perform its obligations under this Agreement if such delay or failure to perform is due to any cause or condition reasonably beyond that Party's control, including, but not limited to, delay in the other Party's performance or failure of the other Party to perform, that results from acts of God, war, terrorism, government intervention, riot, embargoes, acts of civil or military authorities, earthquakes, fire, flood, accident, strikes, inability to secure transportation, facilities, fuel, energy, labor or materials.

10.6 Unenforceability. It is intended that this Agreement shall not violate any applicable law. If, at any time or for any reason, any provision(s) becomes unenforceable or invalid, such provision(s) shall be amended to bring them into legal compliance and to preserve to the maximum extent possible the intent of the Parties and the remaining provisions shall remain unaffected and continue with the same effect as if such unenforceable or invalid provision(s) had not been inserted herein.

 10.7 No Waiver. Failure of either Party to exercise its rights under this Agreement shall not be construed as a waiver of that Party's rights, including without limitation the right to seek remedies arising from past, present or future breach by the other Party.

 10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

 10.9Headings. The headings and captions in this Agreement are for convenience purposes only, and shall not be used to construe the terms of this Agreement.

 10.10 Incorporation by Reference; Entire Agreement: All of the Exhibits and Schedules, if any, referenced herein and attached hereto are made a part of this Agreement and are incorporated herein by this reference. This Agreement, its Schedules and Exhibits, if any, contain the entire understanding between the Parties with respect to the matters contained herein. This Agreement supercedes all prior agreements between the Parties, whether oral or written, express or implied, as to the matters contained herein. No waiver, consent, modification, amendment or change of the terms of this Agreement shall be binding unless in writing and signed by the Parties.

     IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate on the date first written above.

ALSTOM   Power Inc.,                        ADA-ES, LLC,
A Delaware Corporation                      A Colorado Limited Liability Company


By:  /s/  Robert G. Hilton                  By:  /s/  Michael D. Durham
   --------------------------------              -----------------------------
          Robert G. Hilton                            Michael D. Durham
Its:      Senior Vice President             Its:      President


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